As electronically filed with the Securities and Exchange Commission on October 3, 1995.
                                                    Registration No. 33-________
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                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            -----------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                            -----------------------

                          INGLES MARKETS, INCORPORATED
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           NORTH CAROLINA                                      56-0846267
------------------------------------             -----------------------------------------
(State or other jurisdiction of                   (I.R.S. Employer Identification Number)
 incorporation or organization)

                                 P. O. BOX 6676
                        ASHEVILLE, NORTH CAROLINA  28816
              ---------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)

        INGLES MARKETS, INCORPORATED 1991 NONQUALIFIED STOCK OPTION PLAN
        -----------------------------------------------------------------
                            (Full title of the plan)

                                JACK R. FERGUSON
                          INGLES MARKETS, INCORPORATED
                                 P. O. BOX 6676
                        ASHEVILLE, NORTH CAROLINA  28816
                    ---------------------------------------
                    (Name and address of agent for service)

                                (704) 669-2941
         -------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                                    Copy to:

                               RICHARD W. PROBERT
                         ALTMAN, KRITZER & LEVICK, P.C.
                       6400 POWERS FERRY ROAD, SUITE 224
                            ATLANTA, GEORGIA  30339
                                 (770) 955-3555

                            -----------------------
                        CALCULATION OF REGISTRATION FEE

                                                  PROPOSED               PROPOSED
        TITLE OF                                   MAXIMUM                MAXIMUM
     SECURITIES TO         AMOUNT TO BE           OFFERING               AGGREGATE           AMOUNT OF
     BE REGISTERED          REGISTERED       PRICE PER SHARE (1)    OFFERING PRICE (1)    REGISTRATION FEE
  --------------------------------------------------------------------------------------------------------
  Class A Common
  Stock, $.05 par
  value per share         1,000,000 (2)            $10.3125           $10,312,500.00         $3,556.03


(1) Estimated (based on the average of the high and low reported prices on September 29, 1995) solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.

(2) Consists of 1,000,000 shares of Class A Common Stock reserved for issuance upon the exercise of options held pursuant to the Ingles Markets, Incorporated 1991 Nonqualified Stock Option Plan. This registration statement also relates to such indeterminate number of additional shares of Class A Common Stock as may be issuable as a result of stock splits, stock dividends or additional similar transactions.

EXPLANATORY NOTE

The section 10(a) prospectus being delivered by Ingles Markets, Incorporated (the "COMPANY") to participants in the Ingles Markets, Incorporated 1991 Nonqualified Stock Option Plan (the "PLAN") , as required by Rule 428 under the Securities Act of 1933, as amended (the "SECURITIES ACT"), has been prepared in accordance with the requirements of Form S-8 and relates to shares of the Company's Class A Common Stock, par value $.05 per share (the "CLASS A COMMON STOCK"), reserved for issuance upon the exercise of options held pursuant to the Plan. The information required in the section 10(a) prospectus is included in documents being maintained and delivered by the Company as required by Rule 428 under the Securities Act. The Company shall provide to participants in the Plan a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference herein, as is required by Item 2 of Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed with the Securities and Exchange Commission (File No. 0-14706) pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), are incorporated herein by reference.

         1. The Company's Annual Report on Form 10-K for the fiscal year ended September 24, 1994; and

         2. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 24, 1994; and

         3. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 25, 1995; and

         4. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 24, 1995; and

         5. The Company's Proxy Statement dated January 16, 1995, with respect to the Annual Meeting of Stockholders held February 21, 1995; and

         6. The Company's Registration Statement on Form 8-A effective September 22, 1987, filed pursuant to section 12(b) of the Exchange Act, which contains a description of the Class A Common Stock, including any amendment or report filed for the purpose of updating such description.

All other documents filed by the Company pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Certain legal matters in connection with the offering of the Class A Common Stock pursuant to this registration statement will be passed upon for the Company by Altman, Kritzer & Levick, P.C., Atlanta, Georgia. Legal matters with respect to North Carolina law will be passed upon by Petree Stockton, L.L.P., Winston-Salem, North Carolina.

         The consolidated financial statements of Ingles Markets, Incorporated appearing in Ingles Markets, Incorporated's Annual Report (Form 10-K) for the fiscal year ended September 24, 1994 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

Item 6.  Indemnification of Directors and Officers

         The Company's By-laws provide, subject to the requirements set forth therein, that with respect to any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in right of the Company), the Company shall indemnify such person by reason of the fact that he is or was a director or an officer, and may indemnify such person by reason of the fact that he is or was an employee or agent of the Company or is or was serving at its request as a director, officer, employee or agent in another corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan, in either case against any liability or litigation expenses (including reasonable attorney's fees) incurred by such person in connection with such action, suit or proceeding to the extent and upon the terms and conditions provided by law (excluding any such expenses that any such person may incur that were at the time taken known or believed by them to be clearly in conflict with the best interests of the Company or, with respect to any criminal action or proceeding, unlawful). In addition, the Company's Articles of Incorporation provide, subject to the requirements set forth therein, that no director shall have personal liability arising out of an action, whether by or in right of the Company or otherwise, for monetary damages for breach of his duties as a director; provided, however, that such limitation on liability shall not affect a director's liability for (i) acts or omissions not made in good faith that were at the time taken known or believed by him to be in conflict with the best interests of the Company, (ii) unlawful distributions or
(iii) transactions from which he derived an improper personal benefit.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

4.1      -       Form of Articles of Incorporation of the Company.(1)

4.2      -       Form of By-laws of the Company.(2)

5.1      -       Opinion of Petree Stockton, L.L.P. as to the legality of
                 shares of Class A Common Stock being registered.

23.1     -       Consent of Ernst & Young LLP, dated October 2, 1995.

23.2     -       Consent of Petree Stockton, L.L.P. (included in their opinion filed as Exhibit 5.1).

24       -       Power of Attorney.(3)
___________________

(1) Incorporated by reference to Exhibit No. 3.1 to the registrant's Registration Statement on Form S-1 (File No. 33-23919), previously filed with the Securities and Exchange Commission.

(2) Incorporated by reference to Exhibit No. 3.2 to the registrant's Annual Report on Form 10-K for the fiscal year ended September 24, 1988 (File No. 0-14706), previously filed with the Securities and Exchange Commission.

(3)      Included on signature page of this registration statement.

Item 9.  Undertakings

         The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's articles of incorporation or by-laws, by contract, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                        [Signatures begin on next page]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Asheville, State of North Carolina on October 3, 1995.

                                                    INGLES MARKETS, INCORPORATED


                                                    By:/s/Robert P. Ingle
                                                       ------------------------
                                                       Robert P. Ingle
                                                       Chairman of the Board and
                                                       Chief Executive Officer

         We, the undersigned officers and directors of Ingles Markets, Incorporated, hereby severally constitute Robert P. Ingle and Jack R. Ferguson and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments, including post-effective amendments, to this registration statement, and generally do all such things in our name and behalf in such capacities to enable Ingles Markets, Incorporated to comply with the applicable provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys, or either of them, to any and all such amendments.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



         Signature                         Title                                          Date
         ---------                         -----                                          ----
/s/Robert P. Ingle                Chairman of the Board, Chief                       October 3, 1995
--------------------------------  Executive Officer and Director
Robert P. Ingle

/s/Landy B. Laney                 President, Chief Operating Officer                 October 3, 1995
------------------------------    and Director
Landy B. Laney

/s/Jack R. Ferguson               Vice President-Finance, Chief Financial            October 3, 1995
-------------------------------   Officer and Director
Jack R. Ferguson

/s/Vaughn C. Fisher               Vice President-Sales Manager                       October 3, 1995
------------------------------    and Director
Vaughn C. Fisher

/s/Anthony S. Federico            Vice President-Non-Foods and Director              October 3, 1995
-----------------------------
Anthony S. Federico

/s/Brenda S. Tudor                Secretary and Controller                           October 3, 1995
--------------------------------
Brenda S. Tudor

                               INDEX TO EXHIBITS

                                                                                                SEQUENTIAL
EXHIBITS                                                                                        ----------
--------                                                                                       PAGE NUMBER
                                                                                               ------------
 4.1     -       Form of Articles of Incorporation of
                 the Company.(1)

 4.2     -       Form of By-laws of the Company.(2)

 5.1     -       Opinion of Petree Stockton, L.L.P. as to                                             9
                 the legality of shares of Class A Common Stock
                 being registered.

23.1     -       Consent of Ernst & Young LLP, dated October 2, 1995.                                11

23.2     -       Consent of Petree Stockton, L.L.P. (included
                 in their opinion filed as Exhibit 5.1).

24       -       Power of Attorney.(3)

___________________

(1) Incorporated by reference to Exhibit No. 3.1 to the registrant's Registration Statement on Form S-1 (File No. 33-23919), previously filed with the Securities and Exchange Commission.

(2) Incorporated by reference to Exhibit No. 3.2 to the registrant's Annual Report on Form 10-K for the fiscal year ended September 24, 1988 (File No. 0-14706), previously filed with the Securities and Exchange Commission.

(3)      Included on signature page of this registration statement.